1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
February 28, 2007	fax 703.714.8100

Morgan Stanley Capital I Inc.
Attention: Warren Friend
1585 Broadway
New York, New York 10036

LaSalle Bank National Association
Attention: Global Securities and Trust Services Group - Morgan Stanley Capital I, Inc. Series 2006-HQ8
135 S. LaSalle Street
Chicago, Illinois 60603

U.S. Bank National Association
Attn: Morgan Stanley 2006-HQ8
1 Federal Street, 3rd Floor
Boston, MA 02110

RE: Commercial Mortgage Pass-Through Certificates Series 2006-HQ8 (the “Certificates”)

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 13.9 of the Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 2006, among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, U.S. Bank National Association, as Trustee, and LaSalle Bank National Association as Paying Agent. All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2006 or portion thereof and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof.

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer

Compliance Certification, Section 13.9
MSCI 2006-HQ8
February 28, 2007

With copies to:

Morgan Stanley Capital I Inc.
Attention: Michelle Wilke, Esq.
1585 Broadway
New York, New York 10036

Wells Fargo Bank, National Association
Attention: Commercial Mortgage Servicing
45 Fremont Street, 2nd Floor
San Francisco, California 94105

Wells Fargo Bank, National Association
Robert F. Darling, Esq.
633 Folsom Street, 7th Floor
San Francisco, California 94111

Moody’s Investors Service, Inc.
Attention: Structured Finance Commercial Real Estate Monitoring
99 Church Street
New York, NY 10009

Standard & Poor’s Ratings Services
Attention: Commercial Mortgage Surveillance Manager
55 Water Street
New York, NY 10041